                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                  CENTERPOINT PROPERTIES TRUST
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          CENTERPOINT PROPERTIES TRUST

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 2001

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CenterPoint Properties Trust (the "Company") will be held at 1808 Swift Drive, Oak Brook, Illinois on Wednesday, May 16, 2001 at 1:30 p.m., Central Daylight Time, for the following purposes:

    1. to elect nine trustees to serve until the next annual meeting of shareholders or special meeting of shareholders held in place thereof and until their respective successors are elected and have qualified;

    2. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Trustees has fixed the close of business on March 20, 2001 as the record date for the determination of common shareholders entitled to vote at the meeting. Only those shareholders whose names appear on record on the books of the Company at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

    You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting of Shareholders and wish to vote in person, your proxy will not be used.

                                          By Order of the Board of Trustees,

                                          /s/ Paul S. Fisher

                                          Paul S. Fisher
                                          SECRETARY

March 31, 2001
Oak Brook, Illinois

                          CENTERPOINT PROPERTIES TRUST
                                1808 SWIFT ROAD
                           OAK BROOK, ILLINOIS 60523

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 2001

    This proxy statement is furnished to holders of the Common Shares ("Common Shares" or "Shares") of Beneficial Interest, par value $.001 per share, of CENTERPOINT PROPERTIES TRUST (hereinafter called the "Company") in connection with the solicitation of proxies by the Board of Trustees of the Company to be used at the Annual Meeting of Shareholders of the Company to be held at 1808 Swift Road, Oak Brook, Illinois on Wednesday, May 16, 2001 at 1:30 p.m., Central Daylight Time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    If the accompanying form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not yet been exercised. Unless otherwise directed in proxies received, the persons named in the accompanying form of proxy will vote such proxy for election to the board of the nominees named below. It is anticipated that this proxy statement and the enclosed proxy will be first mailed to record holders of the Company's Common Shares on or about March 31, 2001.

    The Board of Trustees has fixed the close of business on March 20, 2001 as the record date for the determination of shareholders entitled to receive notice of and vote at the Annual Meeting of Shareholders. As of March 20, 2001, the Company had outstanding 22,324,454 Common Shares.

    Each Common Share is entitled to one vote on each matter presented. At the Annual Meeting, inspectors of election will determine whether there is a quorum present. A quorum is required to conduct any business at the meeting. For a quorum to be present, the holders of a majority of the outstanding Common Shares must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy is held in street name by your broker and it is not voted on all proposals, your proxy will nonetheless be counted as present for purposes of determining a quorum. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instruction from the beneficial owners, but with respect to one or more other matters does not receive instructions from the beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes, but will not be deemed to have voted on such other matters.

    Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received voting instructions from beneficial owners. Consequently, brokers holding Common Shares in street name who do not receive voting instructions are entitled to vote on the election of directors of the Company.

    The Company will pay all of the costs of soliciting these proxies, including the cost of mailing the proxy solicitation material and the cost of services rendered by Corporate Investor Communications, Inc., a proxy solicitation firm, which are estimated at $6,000. In addition, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. The Company will not compensate these directors and employees additionally for this solicitation, but the Company may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. We will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and the Company will reimburse them for any out-of-pocket expenses, which they reasonably incur in the process of forwarding the materials.

                    SHAREHOLDER PROPOSALS AND DISCRETIONARY
                     AUTHORITY FOR THE 2002 ANNUAL MEETING

    Any proposal of a shareholder intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 3, 2001.

    If the Company does not receive notice of any proposal to be presented at the Company's 2001 Annual Meeting of Shareholders on or before February 15, 2002, the Company's proxy holders shall have discretionary authority to vote on such proposal.

                              ELECTION OF TRUSTEES
                                  (PROPOSAL 1)

    At the meeting a Board of Trustees is to be elected. The nominees for election as trustee are Nicholas C. Babson, Martin Barber, Norman R. Bobins, Alan D. Feld, Paul S. Fisher, John S. Gates, Jr., Michael M. Mullen, Thomas E. Robinson and Robert L. Stovall. John J. Kinsella has chosen not to stand for re-election to the board. The vacancy created by his decision will not be filled at this time. Each trustee elected is to hold office until the next annual meeting of shareholders or special meeting of shareholders held in place thereof, and until his successor is elected and qualified. Trustees are elected by a plurality of the votes cast. If you are present and do not vote, or if you send in your proxy marked "withheld," your vote will have no impact on the election of those directors as to whom you have withheld votes. The Board of Trustees does not contemplate that any nominee will be unable to serve as a trustee for any reason; however, if such inability should occur prior to the meeting, the proxy holders will select another nominee to stand for election in his place and stead. The Board of Trustees recommends that the shareholders vote "FOR" the election of Messrs. Babson, Barber, Bobins, Feld, Fisher, Gates, Mullen, Robinson and Stovall.

    Following is a summary of the name, age and principal occupation or employment for the past five years of each nominee for election as a trustee and each executive officer of the Company.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Martin Barber.............................     56      Chairman of the Board and Trustee

Robert L. Stovall.........................     68      Vice Chairman of the Board and Trustee

John S. Gates, Jr.........................     47      President, Chief Executive Officer and
                                                       Trustee

Michael M. Mullen.........................     46      Executive Vice President, Chief Operating
                                                         Officer and Trustee

Paul S. Fisher............................     45      Executive Vice President, Secretary, Chief
                                                         Financial Officer, General Counsel and
                                                         Trustee

Rockford O. Kottka........................     50      Executive Vice President and Treasurer

Paul T. Ahern.............................     40      Executive Vice President, Chief Investment
                                                         Officer and Director of Portfolio
                                                         Operations

Nicholas C. Babson........................     54      Independent Trustee

Norman R. Bobins..........................     58      Independent Trustee

Alan D. Feld..............................     64      Independent Trustee

Thomas E. Robinson........................     53      Independent Trustee

    MARTIN BARBER. Mr. Barber has been the Chairman of the Board of Trustees of the Company since its formation in 1984. He has been involved in commercial real estate since 1969, when he acquired a substantial interest in Arrowcroft Investments Limited, a commercial property development group, where he served as Managing Director until 1972, when he sold his interest. At that time, he founded Capital and Regional Holdings Limited. In 1978, he formed Capital and Regional Properties plc (which became publicly-traded in the London stock market in 1986) to engage in real estate and related activities in the United Kingdom, and has served as its Chairman until 2000 when he became CEO and an outside Director took the chair. In 1984, together with Mr. Gates, he formed the Company to engage in real estate activities in the United States, and has also served as its Chairman since that time. From 1984, Mr. Barber served as a Director and from 1995 as Chairman of Primesight plc ("Primesight"), a UK based billboard company that listed on the London Stock Exchange in 1997. During 1999 Scottish Media Group acquired Primesight on an agreed basis and Mr. Barber retired from the Board. In 1991, Mr. Barber was appointed a Non-Executive Director of TransEuropean Properties (General Partner) Limited, a commingled real estate fund comprised of European and U.S. based pension funds established to invest in European properties. He retired from the Board in 1998 when he was appointed Chairman of PRICOA Property Investment Management Ltd. ("PRICOA"), a wholly owned subsidiary of the Prudential Insurance Company of America. PRICOA is a real estate fund management group investing in continental Europe.

    ROBERT L. STOVALL. Mr. Stovall has been a Trustee of the Company since August 1993 and was appointed Vice Chairman of the Board of Trustees in July 1997. From August 1993 to July 1997, Mr. Stovall was an Executive Vice President and the Chief Operating Officer of the Company. From 1975 until he joined the Company, he served as President and Chief Executive Officer of FCLS Investors Group, Inc. ("FCLS"), a Chicago-based owner and manager of warehouse/industrial real estate which he co-founded in 1987 and the operations of which were consolidated in 1993 with those of the Company. Mr. Stovall began his career as a real estate salesman in 1957 for the Great Southwest Industrial District in Arlington-Grand Prairie, Texas. He joined J.L. Williams and
Co. Inc. ("Williams"), a Texas-based industrial developer, in 1961. In 1967, he opened the Chicago branch office of Williams and became Executive Vice President of the firm. In 1978, he formed Four Columns, Ltd. and purchased Williams' Chicago operation and properties. In 1987, Four Columns, Ltd. was merged with Stava Construction Company, another warehouse/industrial development company, and FCLS/Stava Group was formed, where Mr. Stovall served as Chairman until he joined the Company. He is a member of the Board of Trustees of Greater North Pulaski Development Corporation, a not-for-profit community development corporation. Mr. Stovall is a 1955 honors graduate of Yale University with a Bachelors of Arts degree in American Studies. Mr. Stovall is a member of the National Association of Industrial and Office Parks. Mr. Stovall is the father-in-law of Mr. Mullen.

    JOHN S. GATES, JR. Mr. Gates has been the President, Chief Executive Officer and a Trustee of the Company since its formation in 1984. From 1977 to 1981, he was a leasing agent and an investment property acquisition specialist with CB Richard Ellis Commercial, a real estate brokerage and acquisition firm. In 1981, he co-founded the Chicago office of Jones Lang Wooton, which advised foreign and domestic institutions on property investment throughout the Midwest. He received his Bachelors degree in Economics from Trinity College (Hartford). Mr. Gates is a trustee of the National Association of Real Estate Investment Trusts and the Center for Urban Land Economics Research of the University of Wisconsin. Mr. Gates is an active member of the Young Presidents Organization, the Real Estate Roundtable, Urban Land Institute and the National Association of Industrial and Office Parks.

    MICHAEL M. MULLEN. Mr. Mullen was appointed a Trustee of the Company in May1999 and has been the Executive Vice President and Chief Operating Officer of the Company since July 1997; and, from August 1993 to July 1997, was the Executive Vice President-Marketing and Acquisitions and Chief Investment and Development Officer of the Company. He was a co- founder of FCLS and served as its Vice President-Sales with responsibility for leasing, built-to-suit sales and acquisitions since 1987. Mr. Mullen graduated from Loyola University in 1975 with a Bachelor's degree in Finance. He serves on the Board of Directors of Brauvin Trust, a privately held retail REIT.
Mr. Mullen is the son-in-law of Mr. Stovall.

    PAUL S. FISHER.  Mr. Fisher was appointed a Trustee of the Company in
May 1999. He has been an Executive Vice President of the Company since
August 1993, the Secretary, Chief Financial Officer and General Counsel of the Company since 1991. Between 1988 and 1991, Mr. Fisher was Vice President-Finance and Acquisitions of Miglin-Beitler, Inc., a Chicago-based office developer. From 1986 to 1988, Mr. Fisher was Vice President-Corporate Finance, at The First National Bank of Chicago. From 1982 through 1985, he was Vice President-Partnership Finance, at VMS Realty, a Chicago-based real estate syndication company. Mr. Fisher graduated from the University of Notre Dame, summa cum laude, with a Bachelor of Arts degree in Economics and Philosophy in 1977. Mr. Fisher received his Juris Doctorate from the University of Chicago School of Law in 1980. He serves on the advisory board of the Guthrie Center for Real Estate Research at the Kellogg Graduate School of Management.

    ROCKFORD O. KOTTKA. Mr. Kottka has been an Executive Vice President of the Company since July 2000 and a Senior Vice President and the Treasurer of the Company since 1989. From 1978 to 1989, Mr. Kottka served as the Vice President and Controller of Globe Industries, Inc., a Chicago based manufacturer of roofing and automotive acoustical materials. Mr. Kottka graduated from St. Joseph's Calumet College in 1975 with a Bachelor of Science degree in Accountancy. Mr. Kottka is a certified public accountant. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

    PAUL T. AHERN. Mr. Ahern has been Executive Vice President, Chief Investment Officer and Director of Portfolio Operations since February 1999. From June 1994 to February 1999, Mr. Ahern served as Senior Vice President of Investments of the Company. Mr. Ahern started his career as an accountant for Centex Homes Corporation. From June 1985 to June 1990, he was an investment analyst, leasing agent and an investment property specialist with CB Commercial, a real estate brokerage firm. From June 1990 to January 1993, he was an investment property specialist for American Heritage Corporation, a real estate investment firm. Mr. Ahern graduated from Indiana University in 1982 with a bachelor's degree in Accounting. Mr. Ahern is a member of The Society of Industrial and Office Realtors and the National Association of Real Estate Investment Trusts.

    NICHOLAS C. BABSON. Mr. Babson has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Mr. Babson currently serves as Chief Executive Officer of Babson Holdings, Inc. an investment company serving the interests of the Babson family. He has held this position for the past eighteen months. Prior to this position, Mr. Babson served as Chairman and CEO of Babson Bros. Co., a worldwide distributor and manufacturer of dairy equipment, located in Naperville, Illinois. Mr. Babson joined Babson Brothers in 1973, following two years service in the United States Army. Mr. Babson also serves as a member of the Board of Trustees of the Farm Foundation and has served as a member and Past Chairman of the National FFA Foundation. Mr. Babson's directorships for publicly traded companies, other than CenterPoint Properties Trust, include The Gehl Company (NASDAQ) and for private companies include Bradner Central Company and RREEF America REIT II, Inc., both located in Chicago, Illinois. Mr. Babson is also a member of the Board and Board Chairman of the Chicago Shakespeare Theater.
Mr. Babson graduated from the University of the South with a Bachelor of Arts degree in Political Science (1968) and minor study concentration in Forestry
(1972). He currently serves on the Board of Regents of the University.

    NORMAN R. BOBINS. In March 1998, Mr. Bobins was nominated by the Board to fill a vacancy created by an increase in the number of trustees. Mr. Bobins is President and Chief Executive Officer of LaSalle National Bank and LaSalle National Corporation. He is also Chairman of LaSalle Bank N.A. and head of Midwest Commercial Banking for ABN AMRO North America, Inc., the parent of LaSalle Banks. LaSalle National Bank is a participating lender in the Company's $350 million unsecured credit facility and is co-lead lender in the $50 million unsecured construction loan facility of Center Point Development Corporation, a subsidiary of the Company. In April 1981, Mr. Bobins joined The Exchange National Bank of Chicago (which was acquired by LaSalle National Corporation in 1990), as a Senior Executive Vice President and Chief Lending Officer. Prior to 1981,
Mr. Bobins was Senior Vice President and held various other commercial lending positions at American National Bank and Trust Company over fourteen years.
Mr. Bobins holds directorships with the American-Israel Chamber of Commerce & Industry and the Anti-Defamation League of the B'nai B'rith, which honored him with its Distinguished Service Award in 1982. In June 1995, Mayor Richard Daley named Mr. Bobins to Chicago's School Reform Board of Trustees. Mr. Bobins also serves as a trustee of the Public School Teachers' Pension and Retirement Fund of Chicago and The University of Chicago Hospitals. He is Chairman of the Board of Trustees of the Chicago Clearing House Association and a Director of the Federal Home Loan Bank of Chicago and RREEF America REIT II, Inc. and a member of numerous other boards. Mr. Bobins graduated from the University of Wisconsin in 1964 with a Bachelor of Science degree and received his M.B.A. from The University of Chicago in 1967.

    ALAN D. FELD. Mr. Feld has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Since 1960, Mr. Feld has been associated with the law firm of Akin, Gump, Straus, Hauer & Feld, L.P.P. in Dallas, Texas. He currently serves as a Senior Executive Partner of the firm and sole shareholder of a professional corporation that is a partner of the firm. Mr. Feld graduated from Southern Methodist University with a Bachelor of Arts degree in 1957. Mr. Feld received his LL.B. degree from the Southern Methodist University in 1960. He has served as a member of the Texas State Bar since 1960 and a member of the District of Columbia Bar since 1971. He has served as a member of the Board of Trustees of Brandeis University (1986 - 1996) and presently serves on the Board of Trustees of Southern Methodist University. He also serves on the Board of Directors of Clear Channel Communications, Inc., a New York Stock Exchange listed company, and is a Trustee of the AMR AAdvantage Funds (Mutual Funds).

    THOMAS E. ROBINSON. Mr. Robinson has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Mr. Robinson is currently a Managing Director in the Corporate Finance Real Estate Group of Legg Mason Wood Walker, an investment-banking firm headquartered in Baltimore, Maryland, which he joined in June 1997. Prior to joining that firm, Mr. Robinson was President and Chief Financial Officer of Storage USA, Inc., a REIT headquartered in Columbia, Maryland, engaged in the business of owning and operating self-storage warehouses, which he joined in August 1994. He also serves as a director of Tanger Factory Outlet Centers, Inc. Between August 1993 and August 1994,
Mr. Robinson was a Senior Executive of Jerry J. Moore Investments, an owner and operator of community and neighborhood shopping centers located in Texas. Prior to joining Jerry J. Moore Investments, Mr. Robinson served as National Trustee of REIT Advisory Services for the national accounting firm of Coopers & Lybrand from 1989 to 1993. From 1981 to 1989, Mr. Robinson served as Vice President and General Counsel for the National Association of Real Estate Investment Trusts. Mr. Robinson received his Bachelor's degree from Washington and Lee University, his Master's degree in taxation from Georgetown University Law School, and his Juris Doctorate degree from Suffolk University Law School.

BOARD OF TRUSTEES AND COMMITTEES

    During 2000, the Board of Trustees held 16 meetings. With the exception of John J. Kinsella, who attended approximately 62% and is not standing for re-election, each trustee attended more than 75% of the aggregate of the meetings of the Board of Trustees and the meetings held by Board committees on which he served.

    The Board of Trustees of the Company has standing Asset Allocation, Audit, Compensation and Governance and Nominating Committees.

    ASSET ALLOCATION COMMITTEE. The Asset Allocation Committee is comprised of two trustees, Messrs. Babson and Stovall, one of whom is an independent trustee. The Asset Allocation Committee is authorized to review investment and disposition recommendations of management, make investment decisions for investments under $10 million and to make recommendations to the Board of Trustees for other investments. The Asset Allocation Committee held nine meetings during 2000.

    AUDIT COMMITTEE. The Audit Committee is comprised of three trustees, Messrs. Barber, Bobins, and Robinson, all of whom are independent trustees. The Audit Committee is authorized to review management's accounting and control practices and compliance with prevailing financial reporting standards, to make recommendations to the Board of Trustees regarding financial reporting policy, and to oversee the Company's annual audit. The Audit Committee held six meetings during 2000.

    COMPENSATION COMMITTEE. The Compensation Committee is comprised of three trustees, Messrs. Babson, Bobins and Feld, all of whom are independent trustees. The Compensation Committee exercises all powers of the Board of Trustees in connection with the compensation of executive officers, including incentive compensation and benefit plans. The independent trustees on the Compensation Committee also serve as the Company's Long Term Incentive Committee and, as such, are empowered to grant share options in accordance with the 1993 Plan, the 1995 Plan, and the 2000 Omnibus Employee Retention and Incentive Plan to the trustees, management and other employees of the Company. The Compensation Committee held four meetings during 2000.

    GOVERNANCE AND NOMINATING COMMITTEE. The Governance and Nominating Committee is comprised of three trustees, Messrs. Barber, Feld and Robinson all of whom are independent trustees. The Nominating and Governance Committee is authorized to review the Company's governance practices, including the size and composition of the Board of Trustees and to make recommendations to the Board of Trustees concerning nominees for election as trustees. The Nominating and Governance Committee held one meeting during 2000.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's trustees and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, trustees and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, trustees and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2000.

            SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth information as of March 1, 2001 with respect to the beneficial ownership of the Common Shares of the Company by (1) each person who is known by the Company to own beneficially more than 5% of its Shares, (2) each trustee of the Company, (3) the Company's Chief Executive Officer and four other executive officers and (4) the Company's trustees and executive officers as a group.

                                                                     SHARES BENEFICIALLY OWNED
                                                             ------------------------------------------
                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
------------------------------------                         -----------------------   ----------------
Davis Selected Advisers, L.P. .............................       3,029,205(2)              13.4%
  2949 East Elvira Road, Suite 101
  Tucson, Arizona

FMR Corp. .................................................       2,805,420(3)              12.4%
  82 Devonshire Street
  Boston, Massachusetts 02109

Putnam Investment Management, Inc. ........................       2,319,109(4)              10.3%
  One Post Office Square
  Boston, Massachusetts 02109

Stichting Pensioenfonds ABP ...............................       1,149,910(5)              5.1%
  Oude Lindestraat 70
  Postbus 2889
  6401 DL Heerlen
  The Netherlands

Martin Barber .............................................          98,003(6)                *
  (Chairman and Trustee)
  10 Lower Grosvenor Place
  London, England SW1W 0EN

John S. Gates, Jr. ........................................         682,610(7)              3.0%
  (President, Chief Executive Officer and Trustee)
  1808 Swift Road
  Oak Brook, Illinois 60523

Robert L. Stovall .........................................         125,856(8)                *
  (Vice Chairman and Trustee)
  1808 Swift Road
  Oak Brook, Illinois 60523

Nicholas C. Babson ........................................          26,348(9)                *
  (Trustee)
  980 N. Michigan Ave., Suite 1400
  Chicago, Illinois 60611

Norman R. Bobins ..........................................          11,034(10)               *
  (Trustee)
  LaSalle National Bank
  135 South LaSalle Street
  Chicago, Illinois 60603

                                                                     SHARES BENEFICIALLY OWNED
                                                             ------------------------------------------
                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
------------------------------------                         -----------------------   ----------------
Alan D. Feld ..............................................          27,794(11)               *
  (Trustee)
  1700 Pacific Avenue
  Suite 4100
  Dallas, Texas 75201

John J. Kinsella ..........................................          29,880(11)               *
  (Trustee)
  1550 N. State Parkway
  Chicago, Illinois 60610

Thomas E. Robinson ........................................          27,499(11)               *
  (Trustee)
  Legg Mason Wood Walker
  100 Light Street
  34th Floor
  Baltimore, Maryland 21202

Michael M. Mullen .........................................         189,360(12)               *
  (Executive Vice President, Chief
  Operating Officer and Trustee)
  1808 Swift Road
  Oak Brook, Illinois 60523

Paul S. Fisher ............................................         210,525(13)               *
  (Executive Vice President
  Secretary, Chief Financial Officer,
  General Counsel and Trustee)
  1808 Swift Road
  Oak Brook, Illinois 60523

Rockford O. Kottka ........................................          60,680(14)               *
  (Executive Vice President and Treasurer)
  1808 Swift Road
  Oak Brook, Illinois 60523

Paul T. Ahern .............................................          25,325(15)               *
  Executive Vice President
  Chief Investment Officer and Director
  of Portfolio Operations
  1808 Swift Road
  Oak Brook, Illinois 60523

All trustees and executive officers as a group (12
  persons).................................................       1,514,914                 6.7%

------------------------

   * Less than one percent.

 (1) Beneficial ownership is the direct ownership of Common Shares of the Company including the right to control the vote or investment of or acquire such Common Shares (for example, through the exercise of share options or pursuant to trust agreements) within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934. The shares owned by each person or by the group and shares included in the total number of shares outstanding have been adjusted in accordance with said Rule 13d-3.

 (2) As reported on a Schedule 13G filed by Davis Selected Advisors, L.P. on February 14, 2001, Davis Selected Advisers, L.P. has sole voting power and sole dispositive power with respect to all 3,029,205 Common Shares.

 (3) As reported on a Schedule 13G/A filed by FMR Corp. on February14, 2001, FMR Corp. has sole voting power with respect to 1,136,400 Common Shares and has sole dispositive power with respect to all of the 2,805,420 Common Shares.

 (4) As reported on a Schedule 13G filed by Putnam Investments, LLC. on February13, 2001, Putnam Investments, LLC. has sole voting power with respect to none of the Common Shares and has shared dispositive power with respect to all of the 2,319,109 Common Shares.

 (5) As reported on a Schedule 13D filed by Stichting Pensioenfonds ABP on February13, 2001, Stichting Pensioenfonds ABP has sole voting power with respect to all of the 1,148,138 Common Shares and has shared dispositive power with respect to all of the 1,148,138 Common Shares.

 (6) Includes options to purchase 94,200 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

 (7) Includes options to purchase 276,768 Common Shares under the Company's Stock Option Plan exercisable within 60 days and 540 shares owned by an IRA for the benefit of John S. Gates, Jr. Also includes 30,000 Common Shares owned by the Gates Charitable Trust, under which Mr. Gates acts as trustee and exercises voting power with respect to such Common Shares. Mr. Gates disclaims beneficial ownership of 185 shares owned by an IRA for the benefit of his wife.

 (8) Includes options to purchase 16,000 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

 (9) Includes options to purchase 23,800 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

 (10) Includes options to purchase 10,204 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

 (11) Includes options to purchase 24,400 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

 (12) Includes options to purchase 112,214 Common Shares under the Company's Stock Option Plan exercisable within 60 days and 2,000 shares owned by his wife.

 (13) Includes options to purchase 178,859 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

 (14) Includes options to purchase 31,220 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

 (15) Includes options to purchase 1,879 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning compensation awarded to the Company's Chief Executive Officer and four other executive officers for the years ended December 31, 2000, December 31, 1999 and December 31, 1998.

                                                    ANNUAL COMPENSATION
                                         ------------------------------------------

NAME AND                                                             OTHER ANNUAL
PRINCIPAL POSITION              YEAR     SALARY($)(1)   BONUS($)   COMPENSATION($)
------------------            --------   ------------   --------   ---------------
John S. Gates Jr.,..........    2000       318,100      319,994       -0-
  Chief Executive               1999       285,600      162,739       -0-
  Officer                       1998       244,800      150,000       -0-

Michael M. Mullen...........    2000       280,000      340,500       -0-
  Executive Vice-President      1999       255,000      219,016       -0-
  and Chief Operating
  Officer                       1998       204,000      115,000       -0-

Paul S. Fisher..............    2000       280,000      208,350       -0-
  Executive Vice-President,     1999       255,000      100,048       -0-
  Secretary, Chief Financial    1998       204,000      106,800       -0-
  Officer and General
  Counsel

Rockford O. Kottka..........    2000       175,000      124,500       -0-
  Executive Vice-President      1999       142,600       65,031       -0-
  and Treasurer                 1998       132,600       68,120       -0-

Paul Ahern..................    2000       253,667      154,880       -0-
  Executive Vice-President      1999       201,917       82,950       -0-
  Chief Investment Officer      1998       162,500       60,250       -0-
  and Director of Portfolio
  Operations

                                          LONG TERM COMPENSATION
                              -----------------------------------------------
                               RESTRICTED    SECURITIES
NAME AND                         SHARE       UNDERLYING        ALL OTHER
PRINCIPAL POSITION            AWARD($)(2)    OPTIONS(#)    COMPENSATION($)(6)
------------------            -----------    ----------    ------------------
John S. Gates Jr.,..........   252,423(3)       46,245           5,250
  Chief Executive                -0-            47,250           5,000
  Officer                        -0-            81,480           5,000
Michael M. Mullen...........   252,423(3)      146,245           5,250
  Executive Vice-President       -0-            47,250           5,000
  and Chief Operating
  Officer                        -0-            81,480           5,000
Paul S. Fisher..............     -0-           192,485           5,250
  Executive Vice-President,      -0-            47,250           5,000
  Secretary, Chief Financial     -0-            81,480           5,000
  Officer and General
  Counsel
Rockford O. Kottka..........   168,294(4)       30,828           5,250
  Executive Vice-President       -0-            22,050           5,000
  and Treasurer                  -0-            16,296           5,000
Paul Ahern..................   336,588(5)       -0-              5,250
  Executive Vice-President       -0-            22,050           5,000
  Chief Investment Officer       -0-            38,024         -0-
  and Director of Portfolio
  Operations

------------------------------

(1) Includes amounts deferred at the election of the named executive officer under the Company's 401(k) Plan.

(2) Restricted shares awarded under the 1995 Plan will vest eight years from the date of the grant; however, restricted shares awarded under the plan may vest earlier as follows: (i) if total shareholder return averaged over a consecutive sixty day trading period commencing no earlier than two years from the date of the grant is greater than a target established by the Compensation Committee at the time of the respective award, all of the restricted shares awarded for such year will vest; (ii) upon the death, disability or retirement of a participant, the number of vested shares will be determined by dividing the number of months which have elapsed from the date of such award by 96; or (iii) in the event of a change of control of the Company, all of the restricted shares previously awarded will vest. Dividends are paid on the restricted shares to the same extent as on any other Common Shares.

(3) Represents 7,225 restricted Common Shares having a market value of $341,381 on December 31, 2000.

(4) Represents 4,817 restricted Common Shares having a market value of $227,603 on December 31, 2000.

(5) Represents 9,634 restricted Common Shares having a market value of $455,207 on December 31, 2000.

(6) Represents Company's matching contribution to 401(k) Plan.

OPTION TABLES

    The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to option grants during the last fiscal year and potential realizable values for such option grants for the term of the options.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2000

                                                                                                            POTENTIAL REALIZABLE
                                                                                                              VALUE AT ASSUMED
                                            INDIVIDUAL GRANTS                                                  ANNUAL RATES OF
---------------------------------------------------------------------------------------------------------        SHARE PRICE
                                                       INDIVIDUAL GRANTS                                      APPRECIATION FOR
                           NUMBER OF SECURITIES     PERCENT OF TOTAL OPTIONS     EXERCISE OF                     OPTION TERM
                            UNDERLYING OPTIONS    GRANTED TO EMPLOYEES IN THE    BASE PRICE    EXPIRATION   ---------------------
NAME                            GRANTED(#)        YEAR ENDED DECEMBER 31, 2000    ($/SHARE)       DATE        5%($)      10%($)
----                       --------------------   ----------------------------   -----------   ----------   ---------   ---------
John S. Gates, Jr........         46,245                      11%                 $ 34.9375      3/8/10     1,016,095   2,574,985

Michael M. Mullen........         46,245                      11%                 $ 34.9375      3/8/10     1,016,095   2,574,985
                                 100,000                      24%                 $ 41.00        7/5/10     2,578,468   6,534,344

Paul S. Fisher...........         92,485                      22%                 $ 34.9375      3/8/10     2,032,081   5,149,692
                                 100,000                      24%                 $ 41.00        7/5/10     2,578,468   6,534,344

Rockford O. Kottka.......         30,828                       8%                 $ 34.9375      3/8/10       677,353   1,716,545

Paul Ahern...............       -0-                            0%                   --               --            --          --

    The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to option exercises during the last fiscal year and option values at the end of the last fiscal year.

       AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 2000
                       OPTION VALUES AT DECEMBER 31, 2000

                                                                           NUMBER OF SECURITIES
                                                                          UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                                          OPTIONS AT FISCAL YEAR    IN-THE-MONEY OPTIONS AT
                                               SHARES                           END(3)(#)            FISCAL YEAR END(5)($)
                                              ACQUIRED                   ------------------------   -----------------------
                                                 ON           VALUE            EXERCISABLE/              EXERCISABLE/
                                             EXERCISE(#)   REALIZED($)     UNEXERCISABLE(4)(#)        UNEXERCISABLE(4)($)
                                             -----------   -----------   ------------------------   -----------------------
John S. Gates, Jr..........................    -0-            -0-            224,234/161,048          5,279,647/2,302,832

Michael M. Mullen..........................    30,000       585,000(1)        99,926/240,579          2,101,252/2,558,394

Paul S. Fisher.............................    -0-            -0-            129,926/286,819          2,971,252/3,127,724

Rockford O. Kottka.........................    -0-            -0-             30,867/61,909             657,592/843,774

Paul Ahern.................................     1,974        52,928(2)        25,718/43,757             382,915/629,189

------------------------------

(1) Based on the difference between an exercise price of $18.25, and the closing price of the Common Shares as reported on the New York Stock Exchange on the date of exercise February 16, 2000 which was $37.75.

(2) Based on the difference between an exercise price of $19.50, and the closing price of the Common Shares as reported on the New York Stock Exchange on the date of exercise November 20, 2000 which was $46.3125.

(3) All options are for Common Shares.

(4) The first number appearing in the column refers to exercisable options, and the second number refers to unexercisable options. Options granted under the 1993 Stock Option Plan as amended become exercisable at the rate of 20% per year and are fully exercisable five years after the date of the grant. Upon a change of control, all unvested options become exercisable.

(5) Based on the difference between an exercise price of $18.25, $19.50, $22.50 or $31.50 per share, as the case may be, and the closing price of the Common Shares on December 31, 1999 of $36.375 per share as reported on the New York Stock Exchange.

COMPENSATION OF TRUSTEES

    Each independent trustee, i.e. a trustee who is not an employee of the Company, is entitled to receive an annual fee of $20,000, at least 50% of which is payable in Common Shares, and independent trustees may elect to receive up to 100% of the annual fee in Common Shares, under the Company's 1995 Director Stock Plan, as amended. The Company also pays its independent trustees a fee of $1,000 for attendance at each meeting of the Board and $500 for participation in telephonic meetings, and the Company reimburses independent trustees for travel expenses incurred in connection with their activities on behalf of the Company. Under the 1995 Director Stock Plan, as amended, each independent trustee was awarded 528 Common Shares on May 10, 2000, except Norman Bobins and Alan Feld, who were awarded 264 Common Shares in lieu of the cash portion of their annual retainer fee at election. Trustees who are employees of the Company are not paid any trustees' fees.

    Independent trustees were eligible for the grant of options under the Company's 1993 Amended and Restated Stock Option Plan (the "Stock Option Plan") through May 10, 2000 and became eligible under the Omnibus Employee Retention and Incentive Plan (the "2000 Plan"), which succeeded the Stock Option Plan. Under the Stock Option Plan, each independent trustee was granted options on May 10, 2000 to acquire 5,000 Common Shares, except Martin Barber and Robert Stovall who were each awarded 6,500 Common Shares, at $37.8175 per share, expiring on May 10, 2010. Under the Stock Option Plan, options become exercisable at the rate of 20% per year and are fully exercisable five years after the date of the grant. Upon a change of control, all unvested options become exercisable.

EMPLOYMENT CONTRACTS

    The Company's executive officers have entered into employment agreements with the Company. Such agreements have an original term of five years (expiring February 22, 2004), subject to earlier termination, with or without "cause" by the Company. If the termination is within 24 months after a "change in control" and is by the Company and without cause or is by the executive for "good reason" (which includes a material adverse change in the executive's duties, relocation of executive by the Company by more than 35 miles and reduction of his compensation or benefits), the executive is entitled to receive three times his then base salary (or if greater at the time of such change in control), three times his prior year's cash bonus, outplacement services, 36 months of continued health coverage and a further payment to gross up any taxes owed by him as a result of excise taxes on such severance benefits. If termination is prior to a change in control and by the Company without cause or because of disability, the executive will receive one year's salary continuation and a prorated bonus based on the prior year's bonus and all of his unvested share options and restricted shares will vest. The agreements with the executive officers: (i) require that substantially all of their time and effort be for the benefit of the Company (all such executive officers are employed exclusively by the Company), (ii) set forth their minimum salaries and initial target cash bonus and (iii) provide for their participation in a discretionary cash bonus plan. In connection with the execution of the employment agreements, each such executive entered into a non-competition and non-solicitation agreement with the Company pursuant to which he agreed not to compete with the Company or solicit or hire any employee of the Company for a period of two years following such executive's termination from the Company. The current base salaries of the executives are as follows:
Mr. Gates--$345,000; Mr. Mullen--$300,000; Mr. Fisher--$300,000;
Mr. Kottka--$200,000; and Mr. Ahern--$270,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Company's Compensation Committee during fiscal year 2000 included Nicholas C. Babson, Norman R. Bobins, and Alan D. Feld. Mr. Feld is the Chairman of the Committee.

    During 2000, no executive officer of the Company served on the board of trustees or directors or compensation committee (or other board committee performing equivalent functions) of any other entity any of whose executive officers served as a trustee of the Company or member of the Company's Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

MISSION OF THE COMPENSATION COMMITTEE

    The Board of Trustees has delegated to the Compensation Committee strategic and administrative responsibility for the Company's management compensation strategy and incentive compensation plans. The Committee's basic responsibility is to assure that the Chief Executive Officer, other officers and key management of the Company are compensated fairly and effectively in a manner consistent with the Company's stated compensation strategy, competitive practice, applicable regulatory requirements and performance results.

PAY-FOR-PERFORMANCE PLAN

    In July 1994, based on the report of an independent consultant, Towers Perrin Foster, and the recommendations of the Compensation Committee, the Company's Board of Trustees approved a pay-for-performance compensation plan (the "Plan"). The Plan is designed to provide competitive compensation levels within the Company's industry and incentive pay that varies based on corporate, departmental or profit center and individual performance. To achieve this objective, the Plan contemplates that the Company generally will maintain base salary levels for its employees at or about the median compensation level for persons holding similar positions within the industry, based on information drawn from compensation surveys and compensation consultants, but that employees will have an opportunity to receive a total compensation package significantly greater than the median based upon their contribution to the Company's attainment of its growth and profit objectives. For certain senior management employees, the Plan contemplates that base salary levels will generally be somewhat below the median, to further emphasize pay for performance through incentives. The Plan includes three elements: a salary management system, an annual incentive plan and a long-term incentive plan.

    In October, 1997, the Board of Trustees engaged FPL Associates ("FPL"), an affiliate of Ferguson Partners and a leading independent compensation consulting firm in the real estate industry, to provide recommendations regarding modifications to the Plan. The Board of Trustees adopted certain of the recommendations of FPL to modify the long-term incentive plan, as set forth below.

    SALARY MANAGEMENT SYSTEM. Under the Plan, the Company has established a salary structure by individual position within a range of plus or minus 25% of the median marketplace rate for that position. Annual salary rates for specific individuals will vary within the range for such position based on such individual's experience and qualifications. The Board of Trustees, based on the recommendations of the Compensation Committee, establishes a budget for aggregate merit increases each year based on marketplace practices, the Company's ability to pay and the attainment of the Company's overall objectives. Individual merit increases generally are expected to range from 0% to10% of salary, and merit increases in the aggregate generally are not expected to exceed 4%. Annual merit increases are based on individual performance levels gauged by performance appraisals conducted every six months.

    Salary adjustments are made as of July 1 each year, effective for the following 12 months. The average increase in executive salaries effective as of July 1, 2000 was approximately 17.8%, including certain increases attributable to promotions.

    ANNUAL INCENTIVE PLAN. The annual incentive plan is performance-driven, provides cash awards based on the success of the Company in any fiscal year and provides motivation to accomplish objectives that are critical to the Company's success. No awards will be made for any fiscal year unless the Company achieves a threshold level of funds from operations ("FFO") for that year. The Company will annually establish threshold, target and maximum award opportunities for each position, based on satisfaction of certain criteria. The target award opportunities will generally be established consistent with median rates for comparable positions. Cash awards are declared and paid following completion of the Company's annual audit in the first quarter of each year, based on performance during the prior year.

    The criteria and the relative weights assigned to the criteria vary depending on an employee's position. For the Company's Chief Executive Officer,
(i) a 80% weighting factor is assigned to the Company's overall corporate performance determined by reference to FFO per share, success of the Company's processes and systems and the overall results of a tenant satisfaction survey conducted by CEL & Associates, a leading surveyor of tenant satisfaction for the real estate industry, under the supervision of the Compensation Committee, and
(ii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive officers with departmental functions, (i) a 50% weighting factor is assigned to the Company's overall corporate performance determined by reference to the same measures as described above, (ii) a 30% weighting factor is assigned to qualitative departmental performance, and (iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive employees in charge of property management for particular regions, (i) a 40% weighting factor is assigned to overall corporate performance based on the same measures as described above,
(ii) a 40% weighting factor is assigned to regional performance, determined by comparison of regional portfolio operating income to budget, regional days outstanding in accounts receivable and the results of a regional tenant satisfaction survey, and (iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For each class of executive employee, points will be assigned based on achievement of performance standards within each performance category, and points will be used to determine eligibility for threshold, target or maximum awards.

    In March 2000, the Compensation Committee assigned each executive officer a cash incentive award opportunity for 2000, expressed as a percentage of salary, based on the attainment of threshold, target and maximum performance levels. Depending on position, the low range was between 50% and 100% of salary, while the high range was between 100% and 200% of salary. In February 2001, the Compensation Committee determined that the performance of the executive officers entitled them to cash incentive awards ranging from approximately 73.5% to 156.3% of salary.

    LONG TERM INCENTIVE PLAN. Based on an analysis of the Company's long-term incentive plan by FPL in 1998, the Board of Trustees decided in March 1998 to make share option grants, under a stock option plan adopted by the Company and approved by the shareholders in 1993, as amended and restated in 1998 (the "Stock Option Plan") the sole component of the long-term incentive plan. Also based upon the FPL analysis of the long-term incentive plan, the Board of Trustees directed the Compensation Committee to set higher performance standards which would be more difficult to achieve, coupled with greater rewards if such standards are attained. The foregoing decisions, coupled with a determination by the Board to enlarge the class of employees eligible for share options to all employees, resulted in a need for more options to be available for grant under the Stock Option Plan. The Company, therefore, amended the Stock Option Plan in 1998, which amendment, among other things, increased the number of options available for grant under the Stock Option Plan. In 2000, based on a subsequent analysis of the Company's long-term incentive plan by FPL, the Board of Trustees decided in March 2000 to make the long-term incentive plan consist of a combination of share option grants and restricted share grants under a Restricted Stock Incentive Plan adopted by the Company and approved by the shareholders in 1995 for Company executives and consist solely of restricted share grants for remaining employees.

    The performance standards adopted by the Compensation Committee for the awards, applicable to all employees participating in the long-term incentive plan, is tied to material increases in shareholder value. Under the standards, employee performance is measured based upon rate of return goals established by the Company's independent trustees, with a 25% weighting factor assigned to total shareholder return and a 75% weighting factor assigned to FFO per share growth. For each of these factors, the Compensation Committee annually establishes threshold, target and maximum award opportunities for each employment position.

    Like cash awards, share option and restricted share awards are made in the first quarter of each year following completion of the annual audit, based on performance during the prior year. In February 2001, the Board of Trustees made share option awards based upon attainment of the standards in 2000. Based on its evaluation of employees' attainment of these standards in 2000, the Compensation Committee awarded share options under the Stock Option Plan for a total of 250,000 shares and share grants under the Restricted Stock Plan for 147,400 shares in February 2001.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    During 2000, the Company's Chief Executive Officer was paid a salary at the rate of $291,200 per annum for the first six months and at a rate of $345,000 for the last six months pursuant to his employment contract. As part of a review of the Company's salary structure in June 2000, FPL conducted a survey of the salaries paid by the Company to executive employees. Mr. Gates' current salary is approximately 106% of the median for the Company's industry reported in the survey, which is within the Company's salary objectives.

    In March 2000, the Compensation Committee assigned to Mr. Gates an incentive award opportunity for 2000, expressed as a percentage of salary, based on corporate and individual performance meeting or exceeding threshold, target or maximum levels. As indicated above, an 80% weighting factor was assigned to corporate performance determined by reference to FFO per share, success of the Company's processes and systems implementation, and the overall results of an independent tenant satisfaction survey conducted under the supervision of the Compensation Committee. A 20% weighting factor was assigned to individual performance, based on success in designing and implementing internal processes, systems and organizational development initiatives designed to maintain the highest levels of tenant satisfaction and the internal capacity and controls necessary to sustain continuing high levels of growth. On the basis of points awarded in each of these categories, the Compensation Committee in February 2001 awarded Mr. Gates a cash bonus of $465,000, or 134.8% of salary.

    Also in February 2001, the Compensation Committee, applying the performance standards for long-term incentives, approved an award of 75,000 share options and 10,359 share grants, representing an award 100% above the target level for shareholder return and growth in FFO per share.

                                          Alan D. Feld, Chairman
                                          Nicholas C. Babson
                                          Norman R. Bobins

BOARD AUDIT COMMITTEE REPORT

AUDIT FEES

    For calendar year 2000, the total fees billed by PricewaterhouseCoopers for the annual audit and for the review of financial statements included in the Company's Forms 10-K and 10-Qs totaled $242,934.

ALL OTHER FEES

    Fees billed for all other non-audit services, including review and audit of subsidiary financial statements, tax compliance, and consulting totaled $634,300 during calendar year 2000. PricewaterhouseCoopers LLP did not provide any services related to financial information system design or implementation during 2000.

AUDIT COMMITTEE REPORT

    The Audit Committee provides independent oversight of the Company's accounting functions and monitors the objectivity of the financial statements prepared under the direction of management. In addition, the Committee reviews major accounting policy changes by quarterly reviews, approves the scope of the annual independent audit processes, monitors nonaudit services provided by the independent auditors, and monitors Company activities designed to assure compliance with the Company's ethical standards. The Committee is composed of three trustees and operates under a written charter (included in this proxy statement as Exhibit A) adopted by the Company's Board of Trustees. The trustees are independent within the meaning of the New York Stock Exchange rules.

    The Committee has reviewed the audited consolidated financial statements of the Company for 2000 with management, who has represented to the Committee that these financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with management the quality as well as the acceptability of the accounting principles employed, the reasonableness of judgments made and the clarity of the disclosures included in the statements.

    The Committee also reviewed the consolidated financial statements of the Company for 2000 with PricewaterhouseCoopers LLP, the Company's independent auditors for 2000, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

    The Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard
No. 1 (Independence Discussion with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence. The Committee considered the compatibility of nonaudit services provided by PricewaterhouseCoopers LLP to the Company with PricewaterhouseCoopers LLP independence.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees, and the Board has approved, the inclusion of the consolidated financial statements in the Annual Report on Form 10-K for the year ended 2000 for filing with the Securities and Exchange Commission. The Committee has recommended, and the Board has approved, the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001.

    Representatives from PricewaterhouseCoopers LLP will be at the annual meeting to make a statement, if they choose, and to answer any questions of shareholders present at the meeting.

                                          Thomas E. Robinson, Chairman
                                          Martin Barber
                                          Norman R. Bobins

              COMPARISON OF CUMULATIVE TOTAL RETURN AMONG COMPANY,
               S&P 500 INDEX AND NAREIT EQUITY TOTAL RETURN INDEX

PERFORMANCE GRAPH

    The following graph compares the percentage change in cumulative total return on the Company's Common Shares for the period December 31, 1995 through December 31, 2000 with the percentage change in (a) the Standard & Poor's 500 index ("S&P") for the same period and (b) the Total Return Index for Equity REITs published by The National Association of Real Estate Investment Trusts ("NAREIT") for the same period. (The NAREIT index for Equity REITs, which is published monthly, is an index of approximately 173 REITs which includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the ownership of real property.) Cumulative total return includes reinvestment of dividends. The historical information set forth below is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

VALUE OF $100 INVESTMENT

                                                   NAREIT EQUITY
          CenterPoint Properties  S&P 500 Index  Total Return Index
12/31/95                 $100.00        $100.00             $100.00
12/31/96                 $153.20        $122.96             $135.27
12/31/97                 $173.20        $163.99             $162.67
12/31/98                 $175.39        $210.86             $134.20
12/31/99                 $199.25        $255.20             $128.00
12/31/00                 $272.01        $231.96             $161.75

                              DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                  1995           1996           1997           1998           1999           2000
                              ------------   ------------   ------------   ------------   ------------   ------------
CenterPoint Properties
  Trust.....................     $100.00        $153.20        $173.20        $175.39        $199.25        $272.01
S&P 500 Index...............      100.00         122.96         163.99         210.86         255.20         231.96
NAREIT Equity Total Return
  Index.....................      100.00         135.27         162.67         134.20         128.00         161.75

                                 OTHER MATTERS

    The Board of Trustees knows of no matters, which will be presented for consideration at the meeting other than the matters referred to in this statement. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

    The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of shares held in their names. Trustees, officers and employees of the Company may also solicit proxies on behalf of the Board of Trustees but will not receive any additional compensation therefore.

    The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000 is being furnished to shareholders simultaneously with this proxy statement.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Trustees,

                                          /s/ Paul S. Fisher

                                          Paul S. Fisher
                                          SECRETARY

                                                                       EXHIBIT A

                          CENTERPOINT PROPERTIES TRUST
                            AUDIT COMMITTEE CHARTER

    COMPOSITION. The Audit Committee shall consist of not less than two nor more than five independent trustees, one of whom shall be designated by the Board as the Chairman. No trustee who is an affiliate of the Company or an officer or employee of the Company shall be qualified for audit committee membership. In determining which trustees are "independent" for purposes of serving on the Audit Committee, the Company shall comply with the policy statement on audit committees issued by the New York Stock Exchange.

    MEETINGS. The Audit Committee shall hold at least two meetings each fiscal year and meetings may be called by the Chairman, any member of the Committee or upon the request of any member of the Board of Trustees. Audit Committee meetings may be held in person at such times and locations as may be designated by the member calling the meeting or by conference telephone call. A majority of the members of the Committee, but not less than two, shall constitute a quorum for the conduct of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Audit Committee.

    RECORD KEEPING. The Chairman shall designate a member to keep written minutes of each meeting of the Committee. Such minutes shall be submitted to and retained by the Secretary of the Company and shall be submitted to the Board at the next Board meeting.

    RESPONSIBILITIES. The Audit Committee shall assist the Board of Trustees in fulfilling its responsibility to review the Company's accounting and financial reporting practices and shall provide a channel of communication between the Board of Trustees and the Company's independent auditors. To accomplish the above purposes, the Audit Committee shall:

    (i) Review with the independent auditors the scope of their annual and interim examinations, placing particular attention where either the Audit Committee or the auditors believe such attention should be directed, and to direct the auditors to expand (but not to limit) the scope of their audit whenever such action is, in the opinion of the committee, necessary or desirable. The independent auditors shall have sole authority to determine the scope of the audit which they deem necessary for the formation of an opinion on financial statements;

    (ii) Consult with the auditors during any annual or interim audit on any situation which the auditors deem advisable for resolution prior to the completion of their examination;

   (iii) Meet with the auditors to appraise the effectiveness of the audit effort. Such appraisal shall include a discussion of the overall approach to and the scope of the examination, with particular attention on those areas on which either the Audit Committee or the auditors believe emphasis is necessary or desirable;

    (iv) Determine through discussions with the auditors and otherwise, that no restrictions were placed by management on the scope of the examination or its implementation;

    (v) Inquire into the effectiveness of the Company's accounting and internal control functions through discussions with the auditors and appropriate officers of the Company and exercise supervision of the Company's policies which prohibit improper or illegal payments;

    (vi) Review the report of the audit, or proposed report, the management letter accompanying the report, and management's response;

   (vii) Review of terms, conditions and arrangement involving related parties;

  (viii) Review adequacy of insurance coverage and treasury activities regarding the safeguarding of assets;

    (ix) Review litigation that could materially affect financial results;

    (x) Review with the auditors and management any registration statement which shall be filed by the Company in connection with the public offering of securities and such other public financial reports as the Audit Committee or the Board of Trustees shall deem desirable;

    (xi) Review and ratify audit and non-audit fees of the Company's independent accountants;

   (xii) Report to the Board of Trustees on the results of the Audit Committee's activities and recommend to the Board of Trustees any changes in the appointment of independent auditors which the Audit Committee may deem to be in the best interests of the Company and its shareholders; and

  (xiii) Have such other powers and perform such other duties as the Board shall, from time to time, grant and assign to it.

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                              6231

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE TRUSTEE NOMINEES.


                       FOR       WITHHELD
Election of Trustees   / /         / /

For, except vote withheld from the following nominee(s):

______________________________


   Trustee Nominees:

01 Nicholas C. Babson
02 Martin Barber
03 Norman R. Bobins
04 Alan D. Feld
05 Paul S. Fisher
06 John S. Gates, Jr.
07 Michael M. Mullen
08 Thomas E. Robinson
09 Robert L. Stovall



SIGNATURE(S)_______________________DATE ___________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

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                          CENTERPOINT PROPERTIES TRUST

Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

    TO VOTE BY TELEPHONE:
    ---------------------
    Using a touch-tone phone call Toll-free:    1-877-PRX-VOTE (1-877-779-8683)


    TO VOTE BY INTERNET:
    --------------------
    Log on to the Internet and go to the website: HTTP://WWW.EPROXYVOTE.COM/CNT
    NOTE: IF YOU VOTE OVER THE INTERNET, YOU MAY INCUR COSTS SUCH AS TELECOMMUNICATION AND INTERNET ACCESS CHARGES FOR WHICH YOU WILL BE RESPONSIBLE.

                        THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

 DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

                          CENTERPOINT PROPERTIES TRUST
                                1808 SWIFT DRIVE                           PROXY
                            OAK BROOK, ILLINOIS 60523

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
                      CENTERPOINT PROPERTIES TRUST FOR THE
                 ANNUAL MEETING OF SHAREHOLDERS ON MAY 16, 2001


     The undersigned hereby appoints Martin Barber, John S. Gates, Jr. and Paul
S. Fisher, or any of them, jointly and severally, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the Company's Common Shares held in the undersigned's name and shares held by the agent in the Plan, hereafter described, subject to the voting direction of the undersigned at the Annual Meeting of Shareholders to be held at 1808 Swift Drive, Oak Brook, Illinois on Wednesday, May 16, 2001 at 1:30 P.M. or any adjournment thereof and, in the Proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting receipt of which is hereby acknowledged.

     ALL COMMON SHARES TO BE VOTED HEREBY BY THE UNDERSIGNED INCLUDE SHARES, IF ANY, HELD IN THE NAME OF THE AGENT, FOR THE BENEFIT OF THE UNDERSIGNED, IN THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.


Comments/Change of Address:

_____________________________________________________
                                                               SEE REVERSE
_____________________________________________________              SIDE



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